EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-25363 and 333-67836 of Ark Restaurants Corp. on Form S-8 of our report dated December 22, 2006, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 30, 2006.



/s/ J.H.Cohn LLP


Jericho, New York
December 27, 2006